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                                                                       EXHIBIT 1

                             JDN REALTY CORPORATION
                            (a Maryland corporation)

                Shares of Common Stock (Par Value $.01 Per Share)

                                 TERMS AGREEMENT


                                                        Dated: November 12, 1997

To:      JDN Realty Corporation
         3340 Peachtree Road, N.E.
         Suite 1530
         Atlanta, GA  30326

Ladies and Gentlemen:

                  We, the below listed underwriters (the "Representatives"), understand that JDN Realty Corporation (the "Company") proposes to issue and sell shares of Common Stock (the "Common Shares" or "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, each of the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Underwritten Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price per Common Share set forth below.

                                                              Number of Shares of Initial
                Underwriter                                     Underwritten Securities
                -----------                                   ---------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated                     600,000
BT Alex. Brown Incorporated                                            600,000
A.G. Edwards & Sons, Inc.                                              600,000
Smith Barney Inc.                                                      600,000
The Robinson-Humphrey Company, LLC                                     600,000
                                                                     ---------
                Total                                                3,000,000

                  The Underwritten Securities shall have the following terms:

                             Shares of Common Stock

TITLE OF SECURITIES:  Common Stock
NUMBER OF SHARES:  3,000,000

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PAR VALUE:  $.01 per Common Share.
PUBLIC OFFERING PRICE PER COMMON SHARE:  $31.50
PURCHASE PRICE PER COMMON SHARE:  $29.85
NUMBER OF OPTION UNDERWRITTEN SECURITIES, IF ANY, THAT MAY BE PURCHASED BY THE
UNDERWRITERS:  450,000.
DELAYED DELIVERY CONTRACTS:  not authorized
ADDITIONAL CO-MANAGERS, IF ANY: BT Alex. Brown Incorporated, A.G. Edwards & Sons, Inc., Smith Barney Inc. and The Robinson-Humphrey Company, LLC.
OTHER TERMS (LOCK-UP): In accordance with Section 3(k) of the Underwriting Agreement (incorporated herein by reference), without the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent shall not be unreasonably withheld) the Company shall be restricted from selling Common Stock, as set forth in said Section 3(k) for a period of 30 days from the date hereof, and the executive officers and directors of the Company will likewise be so restricted.
CLOSING DATE AND LOCATION: November 18, 1997, Hogan & Hartson L.L.P.,
Columbia Square, 555 Thirteenth Street, N.W., Washington, DC 20004.

         All the provisions contained in the document attached as Annex A hereto entitled "JDN Realty Corporation (a Maryland corporation) -- Common Stock, Common Stock Warrants, Preferred and Debt Securities -- Underwriting Agreement," dated July 30, 1997 (the "Underwriting Agreement"), are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. In addition, the Underwriting Agreement is hereby amended to delete the reference to "(No. 333-22399)" contained in the first sentence of the eighth paragraph thereof in its entirety and to insert "(No. 333-38611)" in lieu thereof. Terms defined in such document are used herein as therein defined.



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         Please accept this offer no later than 5:00 p.m. (New York City time)
on November 12, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                      Very truly yours,


                                      MERRILL LYNCH & CO.
                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED
                                      BT ALEX. BROWN INCORPORATED
                                      A.G. EDWARDS & SONS, INC.
                                      SMITH BARNEY INC.
                                      THE ROBINSON-HUMPHREY COMPANY, LLC

                                      By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                        INCORPORATED



                                        By: /s/ TJARDA CLAGETT
                                            ------------------------------------
                                            Name:  Tjarda Clagett
                                            Title: Director


Accepted:

By:  JDN Realty Corporation

        By: /s/ J. DONALD NICHOLS
            -------------------------
            Name:  J. Donald Nichols
            Title: Chairman and CEO